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                                                                     EXHIBIT 5.2


                [LETTERHEAD OF BROBECK, PHLEGER & HARRISON LLP]



                               February 12, 1999


Fountain View, Inc.
11900 W. Olympic Blvd., Suite 680
Los Angeles, CA 90064

Ladies and Gentlemen:

          We have acted as special counsel to Fountain View, Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries as identified in
Schedule I attached hereto (the "Subsidiaries") in connection with the issuance
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and sale by the Company of $7,520,000 aggregate principal amount of its 11 1/4%
Senior Subordinated Notes Due 2008, Series B (the "Exchange Notes") of the Company, and related guarantees (the "Exchange Guarantees") by the Subsidiaries and certain other subsidiaries of the Company as identified in Schedule II
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attached hereto (the "Delaware Subsidiaries") (the Subsidiaries and the Delaware
Subsidiaries are sometimes referred to collectively as the "Guarantors"), in exchange for $7,520,000 of 11 1/4% Senior Subordinated Notes Due 2008 (the "Outstanding Notes") of the Company (such exchange, the "Exchange Offer"), as contemplated by the Prospectus (the "Prospectus") included as part of a Registration Statement on Form S-4 filed by the Company with respect to the Exchange Notes and the Exchange Guarantees on February 11, 1999, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

          In our capacity as special counsel to the Company and the Subsidiaries, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

               (i) The Registration Statement and the Prospectus contained therein;

               (ii) Resolutions of the boards of directors and general partner of each of the Subsidiaries, as appropriately adopted, authorizing the execution and delivery of the Exchange Guarantees by the Subsidiaries, and certain other actions with regard thereto;;
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Fountain View, Inc.                                                       Page 2
February 12, 1999

               (iii) The Indenture (the "Indenture"), dated as of April 16, 1998, by and between the Company, the Guarantors and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee");

               (iv) Officer's Certificates, copies of which are attached hereto as Exhibit A;
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               (v)    The legal opinion dated February 12, 1999 of Choate, Hall
                      & Stewart, counsel for the Company (the "Choate Opinion"), addressed to you;

               (vi)   The Exchange Guarantees;

               (vii) The Specimen Certificate for the Notes and the Exchange Notes; and

               (viii) The certificate of incorporation, articles of
                      incorporation, limited partnership agreement, bylaws, and other governing documents of each of the Subsidiaries, each as in effect on the date hereof;

          In addition, we have obtained from public officials, officers and other representatives of the Company and the Subsidiaries, and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion letter. In our examination of the documents listed in subparagraphs (i)-(viii) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents. Regarding documents executed by parties other than the Company or Subsidiaries, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization, execution and delivery of such documents by each such party, and
(iii) that such documents constitute the legal, valid, binding and enforceable obligations of each such party.

          This opinion letter relates solely to the laws of the States of California, Texas, and New York, and we express no opinion as to the effect or applicability of the laws of any other jurisdictions.

          To the extent that our opinions in paragraphs 1 and 2 below involve the laws of the State of Delaware, we have relied, with their consent, solely on the Choate Opinion. In addition, our opinions expressed in paragraphs 1 and 2 below, to the extent covering the legal, valid and binding nature against the Company and its Guarantors of obligations under the Exchange Notes and the Exchange Guarantees, are only intended to cover the nature of the Exchange Notes and the Exchange Guarantees as contracts and obligations created under the laws of the State of New York.
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Fountain View, Inc.                                                       Page 3
February 12, 1999

          Based upon and subject to the foregoing and on our consideration of such other matters of fact and questions of law as we considered relevant in the circumstances, we are of the opinion that:

          1. The Exchange Guarantees have been duly authorized by each of the Subsidiaries.

          2. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes shall have been duly executed by the Company, and (iv) the Exchange Notes shall have been issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer (as defined in the Registration Statement), then (a) the Exchange Notes will be legally issued, fully paid and nonassessable, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (b) each Exchange Guarantee will be legally issued, fully paid and nonassessable and constitute a valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms.

          The opinions set forth above are subject to the qualification that the enforceability of the obligations of the Company and the Guarantors may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

          We express no opinion as to the enforceability of provisions relating to indemnification, contribution or exculpation, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws). You should be aware that under applicable New York law, a number of statutory and common law rights and protections exist in favor of guarantors. We express no opinion herein as to the
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Fountain View, Inc.                                                       Page 4
February 12, 1999

enforceability of any waivers and other provisions of the Exchange Guarantees which purport to waive or alter rights provided to any Guarantor by statute or judicial decision.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

          This opinion letter is expressly limited to the matters set forth above and we render no other opinion and express no other belief whether by implication or otherwise, as to any other matters. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions expressed herein.

                                    Very truly yours,

                                    /s/ Brobeck, Phleger & Harrison LLP

                                    BROBECK, PHLEGER & HARRISON LLP
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                                   SCHEDULE I
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                              LIST OF SUBSIDIARIES


                                            State of       Foreign
Name                                      Organization  Qualifications

AIB Corp.                                  California        ---
Alexandria Convalescent Hospital, Inc.     California        ---
BIA Hotel Corp.                            California        ---
Brier Oak Convalescent, Inc.               California        ---
Elmcrest Convalescent Hospital             California        ---
Fountainview Convalescent Hospital         California        ---
Fountain View Management, Inc.             California        ---
I.' n O., Inc.                             California        ---
On-Track Therapy Center, Inc.              California        ---
Rio Hondo Nursing Center                   California        ---
Summit Care Corporation                    California      Arizona
Summit Care - California, Inc.             California        ---
Summit Care - Texas No. 2, Inc.            Texas             ---
Summit Care - Texas No. 3, Inc.            Texas             ---
Summit Care Pharmacy, Inc.                 California        ---
Summit Care Texas, L.P.                    Texas             ---
Summit Care Texas Equity, Inc.             California        ---
Summit Care Management Texas, Inc.         Texas             ---
Sycamore Park Convalescent Hospital        California        ---
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                                  SCHEDULE II
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                         LIST OF DELAWARE SUBSIDIARIES


Name                                State of Organization

Fountain View Holdings, Inc.              Delaware
Locomotion Therapy, Inc.                  Delaware
Locomotion Holdings, Inc.                 Delaware
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                                   EXHIBIT A

                             OFFICER'S CERTIFICATE